Agreement made as of the 1st day of July, 2000 between Struthers, Inc. (hereinafter referred to the as the "Company" and/or "Employer") with offices at 1 Carriage Lane, Bldg. D, Suite G-E, Charleston, South Carolina 29407 and Rhett Seabrook (hereinafter referred to as "Employee") residing at 510 B. East Ashley Avenue, P.O. Box 1820, Folly Beach, South Carolina 29439. It is understood and agreed that any reference herein to "Company" and/or "Employer" shall be deemed to include any of its subsidiaries and/or companies controlled by it or over which it may have common control in conjunction with other entities.

         Whereas, the Employee is presently employed by the Company as its Secretary and also acts as a member of the Company's Board of Directors;

         Whereas, the Company wishes to continue to employ the Employee as its Secretary; and

         Whereas, the Employee wishes to continue his employment as Secretary of the Company and agrees to continue acting as a member of the Company's Board of Directors.

         Now, therefore, the parties hereto agree as follows:

         1. The foregoing paragraphs are hereby incorporated into and made a part of this Agreement by this reference.

         2. The Company hereby agrees to employ the Employee and the Employee hereby accepts employment with the Company upon the terms and conditions hereinafter set forth.

         3. The terms of this Agreement sha11 commence on the date hereof and shall continue for forty-two (42) months, unless sooner teminated as herein provided. This Agreement may be extended by mutual written agreement of the parties.

         4. The Company agrees to pay Employee durlng his employment hereunder an annual salary as follows :

         for the period July 1,2000 through December 31, 2000         $100,000
         for the period January 1, 2001 through June 30, 2001         $125,000
         for the period July 1,2001 through December 31, 2001         $150,000
         for the period January 1, 2002 through June 30, 2002         $175,000
         for the period July 1, 2002 through December 31, 2002        $200,000
         for the period January 1, 2003 through June 30,2003          $225,000
         for the period July 1, 2003 through December 31, 2003        $250,000

The aforesaid salary shall be payable in equal bi-weekly installments at the end of each bi-weekly period and shall be subject to withholding of applicable taxes and other applicable deductions.

         In addition to the salary as herein provided, Employee shall be entitled to receive all benefits as all other executive employees, including, but not limited to, Employee Stock Options, health insurance, life insurance, retirement and pension plans and the like, if any.

         5. Employee shall continue his duties of being responsible for sales and marketing of the Company's porcine reproduction biotechnology and genetics. Employee shall undertake such other additional duties, as, from time to time, are given to him by the Board ofDirectors. The foregoing powers and the authority are subject to a general direction, approval and control of the Company's Board of Directors, Employee agrees to serve the Company and faithfully and to the best or his ability shall devote his entire professional time, attention and energy to the business of the Company and except as herein specifically otherwise provided, shall dcvote his entire professional time, attention and energy to the busincss of the Company during regular business hours and any such other times as the Company may reasonably request. During the term hereof, and without the written consent of the Company, Employee may not be engaged in any other business or professional activity. Employee, however, may be a passive investor in any other business or profession providing same does not require Employee's services in the operation of their affairs and providing same are not in competition, directly or indirectly, with the Company or its affiliates or subsidiaries.

         6. The parties acknowledge that the Employer is in the business of providing and breeding genetically superior swine through the use of, among other things, embryo transplants and semen.

The parties further acknowledge that Employer's business is highly specialized and that Employee has in-depth experience in this field. Employee acknowledges that documents and other information regarding Employer's pricing and costs, as well as information pertaining to Employer's customers, are highly confidential and constitute trade secrets and that this is so far the purpose of this Agreement even though Employee may have prior knowledge in these areas.

         7. Prior hereto and during the term of this Agreement, Employee has had and wi11 continue to have access to, and become familiar with, various trade secrets and confidential information belonging to Employer, including, but not limited to, the documents and information referred to in Paragraph 6 above. Although Employee may have prior personal knowledge of the foregoing, Employee acknowledges that such confidential information and trade secrets are owned and shall continue to be owed solely by Employer. During thc term of his employment and for thirty-six (36) months after this Agreement expires by its term or such employment is terminated for any reason, regardless of whether temination is initiated by Employer or Employee, Employee agrees not to use, communicate, reveal or otherwise make available such information for any purpose whatsoever, or to divulge such information to any person, partnership, corporation or entity other than Employer or persons expressly designated by Employer, unless such Employee is compelled to disclose it by judicial process.

         8. Under no circumstances shall Employee remove from Employer's office any of Employer's books, records, documents, or customer lists, or any copies of such documents, without the Employer's prior written consent; nor shall Employee make any copies of such books, records, documents, or customer lists for use outside of Employer's office, except as specifically authorized in writing by Employer.

         9. Employee agrees that for a period of twenty-four (24) months after this Agreement expires by its term or has been terminated for any reason, regardless of whether the termination is initiated by Employer or
Employee:

         (1) Employee will not, directly or indirectly, solicit any person, company, firm, or corporation who is or was a customer of or otherwise did business with Employer during a period of five (5) years prior to the termination of Employee's employment. Employee agrees not to solicit such persons or entities on behalf of himself or any other person, firm, company, or corporation.

         (2) Employee will not accept employment with, or act as a consultant, contractor, advisor, or in any other capacity for, a competitor of the Employer, or enter into competition with the Employer, either by himself or through any entity owned or managed in whole or in part by the Employee.

         (3) Thc parties have attempted to limit Employee's right to compete only to the extent necessary to protect Employer from unfair competition. The parties recognize, however, that reasonable people may differ in making such a determination. Consequently, the parties hereby agree that, if the scope or enforceability of the restrictive covenant is in any way disputed at any time, a court or other trier of fact may modify and enforce the covenant to the extent that it believes the covenant is reasonable under the circumstances existing at that time.

         (4) Employee further acknowledges that: (1) in the event his employment with Employer terminates for any reason, regardless of whether the termination is initiated by Employer or Employee, he will be able to earn a livelihood without violating the foregoing restrictions; and (2) his ability to earn a livelihood without violating such restrictions is a material condition of his employment with Employer.

         10. Employee acknowledges that: (1) compliance with Paragraphs 6 through 9 herein is necessary to protect the Employer's business and good will;
(2) a breach of those Paragraphs will irreparably and continually damage Employer; and (3) an award of money damages will not be adequate to remedy such harm.

         (1) Consequcntly, Employee agrees that, in the event he breaches or threatens to breach any of these covenants, Employer shall be entitled to both: (1) a preliminary or permanent injunction in order to prevent the continuation of such harm; and (2) money damages, insofar as they can be determined, including, without limitation, thc recovery of the fun amount of any fees, compensation, or other remuneration earned by Employee during and/or as a result of any such breach and all reasonable costs and attorneys' fees incurred by the Employer in enforcing the provisions of this Agreement. Nothing in this Agreement, however, shall prohibit Employer from also pursuing any other remedy.

         (2) If, after the expiration of the twenty-four (24) month period referrcd to in Paragraph 9 hereof, employee becomes affiliated with any business that competes with Employer, either as a shareholder, manager, partner, creditor, employee, consultant, agent or independent contractor, and during the thirty-six (36) month period enumerated in Paragraph 7 herein a customer or account of Employer becomes a customer or account of the competing business with which Employee is affiliated, this fact: shall be presumptive evidence that Employee has breached the terms of this Agreement, and the burden of proving otherwise sha1l rest upon Employee.

         11. If, in one or more instances, either party fail~ to insist that the other party pcrform any of the terms of this Agreement, such failure shall not be construed as a waiver by such party of any past, present, or future right granted under this Agreement, and the obligations of both parties under this Agreement shall continue in full force and effect.

         12. This Agreement shall terminate pursuant to Paragraph 3 or upon anyone of the following events:

         (1) The mutual agreement of the parties;

         (2) Immediately upon the death of Employee; or

         (3) Termination by the Employer if, in the opinion of the Board of Directors, Employee is not acting to thc best of his ability and/or in the best interests of the Company.

         13. The obligations contained in Paragraphs 6 through 9 shall survive the termination of this Agreement. In addition, tbe termination of this Agreement shall not affect any of the rights or obligations of either party arising prior to, or at the time of, the termination of this Agreement, or which may arise by any event causing the termination of this Agreement.

         14. Employee shall not have the right to assign any of his rights or obligations under this Agreement without the prior written approval of the Employer.

         15. If any provision, paragraph, or subparagraph of this Agreement is adjudged by any court to be void or unenforceable in whole or in part, this adjudication shall not affect the validity of the remainder of the Agreement, including any other provision, paragraph, or subparagraph. Each provision, paragraph, and subparagraph of this Agreement is separable from every other provision, paragraph, and subparagraph, and constitutes a separate and distinct covenant.

         16. This Agreement shall be binding upon, and shall inure to the benefit of, the parties and their respective successors, assigns, executors, administrators, and personal representatives.

         17. Any notice to be given herein shall be in writing and sent by postage prepaid, certified mail, return receipt requested, to the party to whom notice is being sent at the address as set forth in this Agreement. Either party may change the address to which notices are to be sent by so notifying the other party in writing as set forth in this Paragraph. If mailed as provided in this Agreement, notice shall be deemed to have been given as of the date of mailing.

         18. This Agreement constitutes the complete understanding between the parties, all prior representations or agreements having been merged into this Agreement.

         19. No alteration of or modification to any of the provisions of this Agreement shall be valid unless made in writing and signed by both parties.

         20. This Agreement shall be subject to and governed by the laws of the State of Nevada without giving effect to the principles of conflicts of law.

         In witness whereof, the parties hereto have executed this Employment Agreement as of the date heretofore set forth.

STRUTHERS, INC.

By DOUGLAS W. BEATTY
   -----------------
Douglas W. Beatty, President

   RHETT SEABROOK
   -----------------
Rhett Seabrook

STATE OF SOUTH CAROLINA )
                        )SS.:
COUNTY OF CHARLESTON    )

         On the 11th day of October, 2000 before me personally came Douglas W. Beatty, to me known, who being by me duly sworn, did depose and say that he is the President of Struthers, Inc., the corporation described in and which executed the foregoing Employment Agreement and that he signed his name thereto by order of the Board of Directors of said corporation.

[SEAL]

RUSSELL THOMAS
-----------------
Notary Public

NOTARY PUBLIC FOR SOUTH CAROLINA
My commission expires November 26, 2006






STATE OF SOUTH CAROLINA )
                        )SS.:
COUNTY OF CHARLESTON    )

         On the 11th day of October, 2000 before me personally came Rhett Seabrook, to me known to be the individual described in and who executed the foregoing Employment Agreement, and acknowledged that he executed the same.

[SEAL]

RUSSELL THOMAS
-----------------
Notary Public

NOTARY PUBLIC FOR SOUTH CAROLINA
My commission expires November 26, 2006